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                                                                    EXHIBIT 10.8


                                  EXHIBIT 10.8

                  DESCRIPTION OF DIRECTORS COMPENSATION PLAN

     Directors holding salaried positions with the Company, or any affiliates thereof, do not receive compensation for their services as a director. Other directors receive an annual retainer of $25,000 for their services as directors of the Company.